UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 17, 2009

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
               With respect to the fiscal year ended December 31, 2008, the Compensation Committee of the Board of Directors of WebMD Health Corp. approved, at a meeting held on February 17, 2009, the following bonuses to be paid by WebMD to persons who were “Named Executive Officers” in the Proxy Statement for WebMD’s 2008 Annual Meeting:

Named
Executive Officer	Title	Bonus
Wayne T. Gattinella	Chief Executive Officer	$135,000

Anthony Vuolo	Chief Operating Officer	$125,000

Nan-Kirsten Forte	Executive Vice President--Consumer Services	$45,000
The above amounts were determined by the Compensation Committee of the WebMD Board, in its discretion. In addition, the Compensation Committee of the WebMD Board approved the contribution to a Supplemental Bonus Program and Trust (the “Supplemental Bonus Trust”) of the following amounts for the listed Named Executive Officers of WebMD: $135,000 for Mr. Gattinella; $125,000 for Mr. Vuolo; and $45,000 for Ms. Forte. The amounts of the supplemental bonus contributions were determined by the Compensation Committee of the WebMD Board, in its discretion. The Supplemental Bonus Trust will distribute the supplemental bonus contributions, together with actual net interest earned on the respective amounts, to the Named Executive Officers as promptly as practicable following March 1, 2010 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2010 (unless their separation from employment occurs as a result of death or disability). Contributions to the Supplemental Bonus Trust are also being made by WebMD for the benefit of certain other WebMD officers and employees, subject to similar terms and conditions as apply to the listed Named Executive Officers of WebMD.
               With respect to the fiscal year ended December 31, 2008, the Compensation Committee of the Board of Directors of HLTH Corporation has approved the following bonuses to be paid by HLTH to executive officers of HLTH who were also “Named Executive Officers” in the Proxy Statement for WebMD’s 2008 Annual Meeting:
•	a bonus of $1,500,000 for Martin J. Wygod, Chairman of the Board and Acting Chief Executive Officer of HLTH (who also serves as Chairman of the Board of WebMD); and

•	a bonus of $130,000 for Mark D. Funston, Chief Financial Officer of HLTH (who also serves as Executive Vice President and Chief Financial Officer of WebMD).
The amounts of these bonuses were determined by the Compensation Committee of the HLTH Board, in its discretion. Messrs. Wygod and Funston are not receiving 2008 bonuses from WebMD and no contributions are being made for their benefit to the Supplemental Bonus Trust. The Compensation Committee of the HLTH Board also approved a bonus of $250,000 to be paid by HLTH to Mr. Vuolo in recognition for services he provided to HLTH during 2008 outside his responsibilities as an officer of WebMD, including services in connection with HLTH’s divestitures and tender offer during 2008. HLTH owns approximately 83.5% of the outstanding common stock of WebMD.

SIGNATURE
               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: February 23, 2009	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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